UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

Wildfire Mitigation and Catastrophic Events (“WMCE”) Costs Recovery Application

On September 30, 2020, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, filed an application with the California Public Utilities Commission (the “CPUC”) requesting cost recovery of recorded expenditures related to wildfire mitigation, certain catastrophic events, and a number of other activities.  The recorded expenditures exclude amounts disallowed as a result of the CPUC’s decision in the Wildfire Order Instituting Investigation into the 2017 Northern California Wildfires and the 2018 Camp Fire and consist of $1.18 billion in expense and $801 million in capital expenditures, which translate to a revenue requirement of approximately $1.28 billion.  The Utility refers to this application as the WMCE application.

The costs addressed in the WMCE application cover activities mainly during the years 2017 to 2019 and are incremental to those previously authorized in the Utility’s 2017 General Rate Case (“GRC”) and other proceedings.  The majority of costs addressed in this application reflect work necessary to mitigate wildfire risk during the years 2017 to 2019 and to respond to catastrophic events occurring in 2019.  The Utility recorded these costs to the Fire Hazard Prevention Memorandum Account (FHPMA), the Fire Risk Mitigation Memorandum Account (FRMMA), the Wildfire Mitigation Plan Memorandum Account (WMPMA), and the Catastrophic Event Memorandum Account (CEMA).  The CEMA costs reflected in the application include the Utility’s costs incurred responding to ten catastrophic events, including the 2017 Tubbs fire.

On February 7, 2020, in its Application for Wildfire Mitigation and Catastrophic Events Interim Rates (the “Interim Rate Relief application”), the Utility requested authorization to recover, on an interim basis, a portion of the costs reflected in the WMCE application, seeking $891 million in revenue.  On September 18, 2020, the CPUC issued a proposed decision that would provide for $447 million in interim relief in the Interim Rate Relief application.  Based on the procedural schedule, a final decision in the Interim Rate Relief application could be voted out by the CPUC as soon as October 22, 2020.

In the WMCE application, the Utility proposes to recover the remaining revenue requirement (not otherwise recovered through the Interim Rate Relief application) over a one-year period following the conclusion of interim rate relief recovery or over a two-year period if interim relief is not authorized by the CPUC.  The Utility has proposed a schedule that would call for a final decision by the CPUC in September 2021.  The Utility is unable to predict the outcome and timing of the application.

For information about the Interim Rate Relief application, see PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the period ended June 30, 2020.

Application to Sell General Office Complex

Also on September 30, 2020, the Utility filed an application with the CPUC to authorize it to sell its San Francisco General Office headquarters complex (the “SFGO”) located at 215 Market Street, 245 Market Street, 77 Beale Street, 50 Main Street, 25 Beale Street, and 45 Beale Street in downtown San Francisco, and relocate and consolidate this site and certain East Bay office locations into a single Bay Area corporate headquarters located at 300 Lakeside Drive in Oakland (the “Lakeside Building”), and for appropriate ratemaking treatment of those transactions.

According to this application, the Utility proposes the SFGO sale and headquarters transition proceed in several interrelated steps: the Utility will enter into the lease, with an option to purchase, the Lakeside Building; the Utility will initiate the sale process for, and ultimately sell, the SFGO, subject to CPUC approval (the “SFGO Sale”); the Utility will enter into an agreement with the buyer of the SFGO to lease back space during the multi-year relocation period; and as space in the Lakeside Building becomes available following the expiration of existing tenants’ leases and completion of the redevelopment of the property to the Utility’s specifications, the Utility will relocate employees and operations from the SFGO and certain East Bay office locations to the Lakeside Building in phases over several years, beginning in 2022 (collectively, the “Transactions”).

Is this application, the Utility requests that the CPUC:

-	authorize the Utility to sell the SFGO;
-	approve the Utility’s proposal to distribute all of the gain on sale of the SFGO to customers on an annual basis over a period of five years, beginning in 2022;
-
determine that the Transactions are reasonable, and authorize the Utility to recover (i) the costs of exercising the option to purchase the Lakeside Building and include the costs in rate base; (ii) the costs of leasing necessary space in both the SFGO and in the Lakeside Building during the transition period (with the SFGO leased space decreasing as the Lakeside Building space increases); and (iii) other transition and/or transaction-related costs, in accordance with the ratemaking treatment requested; and

-
establish a balancing account to record lease payments, net savings or costs on operating expense and capital expense, gain on sale, moving costs and related costs for inclusion in electric and gas rates.

For information about the Lakeside Building lease, see PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the period ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: October 1, 2020	By:	/s/ John R. Simon
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: October 1, 2020	By:	/s/ David S. Thomason
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller